SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 5, 2012

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 East Park Blvd., Suite 955
Plano, TX 75074
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of TGC Industries, Inc. (“TGC” or the “Company”) was held on June 5, 2012, at which the following matters were submitted for a vote to TGC’s shareholders:

(1)           To elect six director nominees to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified.  All nominees were elected as directors with the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Wayne A. Whitener	9,073,869	3,083,675	2,941,303
William J. Barrett	7,527,659	4,629,885	2,941,303
Herbert M. Gardner	7,561,025	4,596,519	2,941,303
Allen T. McInnes	7,562,061	4,595,483	2,941,303
Edward L. Flynn	11,314,459	843,085	2,941,303
Stephanie P. Hurtt	11,327,833	829,711	2,941,303

(2)           To approve, on an advisory basis, the executive compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,030,437	58,296	68,811	2,941,303

(3)           To recommend, on an advisory basis, the frequency with which shareholders participate in an advisory vote on executive compensation of the named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes

11,882,695	60,542	157,887	56,420	2,941,303

The Company’s shareholders voted, on an advisory basis, for “Every 1 Year” as their preferred frequency of conducting future advisory votes on executive compensation.  The Board has considered the voting results of this advisory vote and other factors, and the Board has determined that future advisory votes on executive compensation will be held on an annual basis until the next required shareholder advisory vote on the frequency of such votes or until the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.

(4)           To ratify the selection of Lane Gorman Trubitt, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  This proposal was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

14,800,429	297,132	1,286	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: June 8, 2012	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO